    As filed with the Securities and Exchange Commission on September 2, 1999.

                                                 Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933


                            COMPASS BANCSHARES, INC.
               (Exact Name of Issuer as Specified in Its Charter)

        DELAWARE                                          63-0593987
(State of Incorporation)                       (IRS Employer Identification No.)

                              15 South 20th Street
                            Birmingham, Alabama 35233
                    (Address of Principal Executive Offices)

                           ---------------------------


                            COMPASS BANCSHARES, INC.
                    1999 Omnibus Incentive Compensation Plan
                            (Full Title of the Plan)

                            Jerry W. Powell, Esquire
                                 General Counsel
                            Compass Bancshares, Inc.
                Post Office Box 10566, Birmingham, Alabama 35296
                     (Name and Address of Agent for Service)

                                 (205) 933-3645
          (Telephone Number, Including Area Code, of Agent for Service)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                       Proposed Maximum   Proposed Maximum          Amount
Title of Securities    Amount Being     Offering Price        Aggregate               of
 Being Registered     Registered (1)     Per Share (2)   Offering Price (2)    Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock
(par value $2.00       5,625,000          $26.5937         $149,589,562.50           $41,586
per share)
-----------------------------------------------------------------------------------------------

(1) Adjusted for 3-for-2 stock split effective April 5, 1999. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan listed above.

(1) Pursuant to Rule 457(h)(1) and 457(c), the offering price is estimated solely for the purpose of determining the registration fee and is based on a price per share of $26.5937, which is the average of the high and low sales prices of the Common Stock, as reported in the NASDAQ consolidated reporting system on August 31, 1999.

================================================================================

                                     PART I

                                EXPLANATORY NOTE
                                ----------------


         This Registration Statement is being filed in order to register 5,625,000 shares of common stock, $2 par value per share ("Company Stock"), of Compass Bancshares, Inc. (the "Company"), which may be issued pursuant to the Compass Bancshares, Inc. 1999 Omnibus Incentive Compensation Plan (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933.

         An index to the exhibits filed with this Registration Statement is located on page 7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

                  The following documents previously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

                  (1) The Company's Annual Report on Form 10-K for the year
                      ended December 31, 1998;

                  (2) The Company's Quarterly Report on Form 10-Q for the
                      quarter ended March 31, 1999;

                  (3) The Company's Quarterly Report on Form 10-Q for the
                      quarter ended June 30, 1999;

                  (4) The Company's Current Report on Form 8-K filed March 25,
                      1999;

                  (5) The Company's Current Report on Form 8-K filed August 23,
                      1999;

                  (6) The Company's Proxy Statement dated March 30, 1999,
                      relating to its annual meeting of shareholders held on April 26, 1999; and

                  (7) The description of the Company's Common Stock contained in its Proxy Statement dated April 6, 1982, relating to its Annual Meeting held on May 17, 1982.

                  Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Company Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

                  Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        --------------------------

                  Not applicable.

Item 5. Interest of Named Experts and Counsel.
        --------------------------------------

                  The validity of the Company Stock which may be issued pursuant to the Plan will be passed on for the Company by Jerry W. Powell, Esq., General Counsel, Secretary and an employee of the Company. As of December 31, 1998, Mr. Powell was the beneficial owner of an aggregate of approximately 95,377 shares of Company Stock.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

                  Section 17 of Article V of the By-Laws of the Company provides in part as follows:

                  Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action under the circumstances set forth therein.

                  In addition, Article 8 of the Company's Restated Certificate of Incorporation, as amended, provides:

                  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is authorized by 1986 amendments to the GCL, Section 102(b)(7).


Item 7. Exemption from Registration Claimed.
        ------------------------------------

                  Not applicable.

Item 8. Exhibits.
        ---------

                  The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

 Sequential
  Exhibit                          Description
  -------                          -----------

    5 Legal opinion of Jerry W. Powell, Esq., General Counsel of Compass Bancshares, Inc.

  10(a)       Compass Bancshares, Inc. 1999 Omnibus Incentive Compensation Plan.

  23(a)       Consent of KPMG Peat Marwick LLP.

  23(b) Consent of Jerry W. Powell, Esq., General Counsel of Compass Bancshares, Inc. (included in Exhibit 5).

  24          Powers of Attorney of the Officers and Directors of the Company.



Item 9. Undertakings.
        -------------

                  a.  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Compass Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 1st day of September, 1999.

                                     COMPASS BANCSHARES, INC.
                                              (Registrant)


                                     By: /s/ D. Paul Jones, Jr.
                                        ----------------------------------
                                              D. Paul Jones, Jr.
                                              Chairman and Chief Executive
                                              Officer and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 1st day of September, 1999.

       SIGNATURE                                    TITLE
       ---------                                    -----

  /s/ D. Paul Jones, Jr.           Chairman, Chief Executive Officer (Principal
------------------------------       Executive Officer), Treasurer & Director
  (D. Paul Jones, Jr.)
           *                       Chief Financial Officer (Principal Financial
------------------------------       Officer)
  (Garrett R. Hegel)
           *                       Chief Accounting Officer (Principal Financial
------------------------------       Officer)
  (Timothy L. Journy)
           *                       Director
------------------------------
  (Charles W. Daniel)
           *                       Director
------------------------------
  (W. Eugene Davenport)
           *                       Director
------------------------------
  (Marshall Durbin, Jr.)
           *                       Director
------------------------------
  (Tranum Fitzpatrick)
           *                       Director
------------------------------
  (Carl J. Gessler, Jr., M.D.)
           *                       Director
------------------------------
  (John S. Stein)
           *                       Director
------------------------------
  (Robert J. Wright)

--------------

* Daniel B. Graves hereby signs this Registration Statement on Form S-8 on September 1, 1999, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

/s/ Daniel B. Graves
--------------------------------------------
Daniel B. Graves, Attorney-In-Fact

                                INDEX TO EXHIBITS

 Sequential                                                           Page
  Exhibit                        Description                         Number
  -------                        -----------                         ------

                  Legal opinion of Jerry W. Powell, Esq., General
    5             Counsel of Compass Bancshares, Inc.

  10(a)           1999 Omnibus Incentive Compensation Plan.

  23(a)           Consent of KPMG Peat Marwick LLP.

  23(b)           Consent of Jerry W. Powell, Esq. (included in
                  Exhibit 5).

   24 Power of Attorney of the Officers and Directors of the Company.